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               Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports pertaining to The Union Central Life Insurance Company and Carillon Account dated February 6, 2004 and
February 13, 2003, respectively, in Post effective
Amendment No. 26 to the Registration Statement (Form N-
4 No. 2-92146) and related Statement of Additional
Information of Carillon Account.

Cincinnati, Ohio
April 12, 2004

                                 /s/ Ernst & Young, LLP